UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 18, 2011

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722

Registrant’s telephone number,

including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 18, 2011, Ironwood Pharmaceuticals, Inc. (“Ironwood”) and BMR-Rogers Street LLC (the “Landlord”) entered into a Fifth Amendment to Lease (the “Amendment”).  Ironwood and the Landlord are parties to a Lease dated as of January 12, 2007, as previously amended on April 9, 2009, February 9, 2010, July 1, 2010 and February 3, 2011 (the “Lease”), under which Ironwood leases office and laboratory space at 301 Binney Street, Cambridge, Massachusetts (the “Facility”) from the Landlord.

The Amendment provides that, among other things, as of October 18, 2011, Ironwood leases from the Landlord an additional 21,717 square feet of the Facility, with rent for such space commencing no later than June 1, 2012.  The rent will be $42.50 per rentable square foot per year, increasing annually by $0.50 per rentable square foot.  Under the terms of the Amendment, the Landlord will provide Ironwood with a finish work allowance of $40.00 per rentable square foot of additional space.  Ironwood will continue to pay for its utility services in the Facility.

The expiration date of the Lease, as amended to date, is January 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: October 20, 2011	By:	/s/ Michael J. Higgins
		Name:	Michael J. Higgins
		Title:	Chief Operating Officer and Chief Financial Officer